UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008

DCT INDUSTRIAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33201	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 1700

Denver, CO 80202

(Address of principal executive offices)

(303) 597-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On August 8, 2008 DCT Industrial Trust Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm. The decision to change the Company’s principal accountants was made by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”). On August 12, 2008, the Audit Committee engaged Ernst & Young LLP (“E&Y”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2008.

The audit reports of KPMG on the consolidated financial statements of the Company for the years ended December 31, 2007 and 2006 and on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2007, and the subsequent interim period through August 8, 2008, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in its audit reports on the consolidated financial statements of the Company, (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K and (iii) the Company did not consult with E&Y regarding the application of accounting principles to any completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s consolidated financial statements.

The Company has requested and received from KPMG a letter, dated August 11, 2008, addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements. A copy of this letter is attached hereto as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits-See Exhibit Index following signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

August 12, 2008	By:	/s/ Stuart B. Brown
		Name:	Stuart B. Brown
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter, dated August 11, 2008, from KPMG LLP to the Securities and Exchange Commission.